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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report on Form 10K, dated December 10, 1999, and to all references to our Firm included in or made a part of the Form S-8 made by Xeta Corporation on August 28, 1995. It should be noted that we have not audited any financial statements of the Company subsequent to October 31, 1999 or performed any audit procedures subsequent to the date of our report.



                                                ARTHUR ANDERSEN LLP









Tulsa, Oklahoma
   June 12, 2000